Exhibit 99.24

CONSENT OF PROSPECTIVE DIRECTOR

I, Louis A. Simpson, hereby consent to be named as a prospective director of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc. (Registration No. 333-128022), and any amendments thereto.

/s/ LOUIS A. SIMPSON
Louis A. Simpson

Dated: June 18, 2006